UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2014

American Realty Capital Healthcare Trust II, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55201	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On July 23, 2014, in light of the approximately $1.6 billion raised as of July 22, 2014 in American Realty Capital Healthcare Trust II, Inc.’s (the “Company”) $1.7 billion primary initial public offering, the Company announced the reallocation of 13.9 million of its approximately 14.2 million remaining unsold shares from its $350.0 million distribution reinvestment plan (“DRIP”) to its primary offering, effective immediately.

As the Company has previously communicated and, in line with its best practices, the Company plans to close its initial public offering as originally sized (including reallocated DRIP shares) and plans not to raise additional capital through a follow-on offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

Date: July 23, 2014	By:	/s/ Thomas P. D’Arcy
Thomas P. D’Arcy
Chief Executive Officer